                                                                   Exhibit 10.35
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) dated this 1st day of November, 2011, by and between Presstek, Inc., a Delaware corporation with executive offices located at 10 Glenville Street, Greenwich, Connecticut (the “Employer”) and James R. Van Horn (the “Employee”).

WITNESSETH:

WHEREAS, the Employer and Employee are parties to an Employment Agreement, dated September 30, 2010 (the “Agreement”); and

WHEREAS, in order to manage the Employer’s costs during the current economic environment, Management of Employer has determined to reduce the annual base salaries of all employees, except where such salary reduction is not permitted by applicable law; and

WHEREAS, Section 4 of the Agreement provides that the base salary of the Employee shall not be decreased at any time during the term of the Agreement from the amount then in effect, unless the Employee otherwise agrees in writing; and

WHEREAS, the Employee has agreed to reduce his annual base salary; subject to the provisions of this Amendment; and

WHEREAS, the Employee and Employer desire to modify the Agreement to reflect Employee’s consent to the reduction of his base salary, while ensuring that for the purpose of calculating the payments and benefits to which Employee is entitled in the event of his termination of employment, the Employee shall be treated as if his salary had not been reduced..

NOW, THEREFORE, the parties agree as follows:

1.	All terms not otherwise defined herein shall have the meanings set forth in the Agreement

2.	Employee agrees that commencing not earlier than October 1, 2011, his base salary shall be reduced to $278,350.00.

3.
In the event of the termination of employment of Employee, the Employer agrees that the payments and benefits to which Employee is entitled under the Agreement shall be calculated for all purposes as if Employee’s salary had not been reduced.

4.
In the event of a Change in Control, if Employee’s base salary has not been increased to at least $293,000, then in such event the Employee’s base salary shall be immediately increased to the $293,000.

5.	Except as set forth herein, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Presstek, Inc.

/s/ James R. Van Horn                                                                          /s/ Jeffrey Jacobson
James R. Van Horn                                                                               Jeffrey Jacobson
Chairman, President and CEO